Exhibit 99.1

BTCS Secures MetaMask Order Flow and Anticipates All-Time Record Revenue in Q2

Silver Spring, MD – (Newsfile Corp. – July 2, 2025) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, short for Blockchain Technology Consensus Solutions, today announced a significant development in its Ethereum network operations. BTCS’s block builder surpassed 2.7% market share of all Ethereum network transactions during Q2, a benchmark achievement that has enabled the Company to qualify on July 1st for direct order flow from MetaMask, the leading Ethereum wallet built by ConsenSys with over 100 million users.

This development represents a critical milestone in BTCS’s efforts to scale its Builder+ block building business. MetaMask, used by millions globally, is a cornerstone in the decentralized finance (DeFi) ecosystem and Layer 2 (L2) networks. Access to its order flow positions BTCS to capture transactions, which are anticipated to have higher associated fees, essential for building more profitable blocks.

The MetaMask integration complements four other significant order flow partnerships secured during Q2, including Blink, Kolibrio, Cowswap, and Copium, further diversifying BTCS’s order flow sources and reinforcing its presence as an Ethereum block builder.

“Since entering the builder market in 2024, we’ve faced a classic chicken-and-egg dilemma,” said Charles Allen, CEO of BTCS. “You can’t secure meaningful order flow unless you’re building a large volume of blocks and control block space—and you can’t build profitable blocks without that order flow. With MetaMask and others now onboard as order flow providers, we’re making meaningful progress in establishing our market position.”

As a result of our ongoing efforts to increase market share, our second-quarter revenue is expected to be an all-time record high. However, our mission to control block space and win order flow partners will have a negative impact on margins, which we expect to address through the continued scaling of operations.

BTCS continues to strategically grow revenue through:1) enhancing our tech stack, 2) increasing order flow, and 3) controlling block space.

“This is more than just a technical milestone—it’s a validation of our strategy and the long-term value of investing in robust, decentralized infrastructure,” Allen added.

About BTCS:

BTCS Inc. (Nasdaq: BTCS), short for Blockchain Technology Consensus Solutions, is a U.S.-based blockchain infrastructure technology company currently focused on driving scalable revenue growth through its blockchain infrastructure operations. BTCS has honed its expertise in blockchain network operations, particularly in block building and validator node management. Its branded block-building operation, Builder+, leverages advanced algorithms to optimize block construction for on-chain validation, thus maximizing gas fee revenues. BTCS also supports other blockchain networks by operating validator nodes and staking its crypto assets across multiple proof-of-stake networks, allowing crypto holders to delegate assets to BTCS-managed nodes. In addition, the Company has developed ChainQ, an AI-powered blockchain data analytics platform, which enhances user access and engagement within the blockchain ecosystem. Committed to innovation and adaptability, BTCS is strategically positioned to expand its blockchain operations and infrastructure beyond Ethereum as the ecosystem evolves. Explore how BTCS is revolutionizing blockchain infrastructure in the public markets by visiting www.btcs.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our anticipated all-time revenue record in the second quarter and addressing negative margins through continued scaling. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon assumptions and are subject to various risks and uncertainties, including without limitation regulatory issues, unexpected issues with Builder+, adjustments to our financial results after the Company’s independent registered public company accounting firm reviews our financial results, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2024 which was filed on March 20, 2025. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events or otherwise, except as required by law.

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Investor Relations:

Charles Allen – CEO

X (formerly Twitter): @Charles_BTCS

Email: ir@btcs.com